UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2019

SOUTH JERSEY INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 26, 2019, the Company held its 2019 annual meeting of shareholders.  At the meeting, the shareholders voted on (1) the election of ten directors nominated by the Board for one-year terms, (2) an advisory resolution to approve executive compensation, and (3) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Proposal 1: Election of Directors
Sarah M. Barpoulis	70,525,055	1,438,631	82,475	12,942,322
Thomas A. Bracken	69,896,024	2,055,725	94,412	12,942,322
Keith S. Campbell	69,251,105	2,700,274	94,782	12,942,322
Victor A. Fortkiewicz	70,414,438	1,531,730	99,993	12,942,322
Sheila Harnett-Devlin	70,644,613	1,316,235	85,313	12,942,322
Walter M. Higgins III	69,180,075	2,772,073	94,013	12,942,322
Sunita Holzer	70,464,861	1,501,359	79,941	12,942,322
Michael J. Renna	70,506,520	1,379,317	160,324	12,942,322
Joseph M. Rigby	70,452,609	1,504,385	89,167	12,942,322
Frank L. Sims	71,671,213	278,121	96,827	12,942,322

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2: Advisory Vote to Approve Executive Compensation	32,079,897	39,630,727	335,537	12,942,322

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 4: Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2018	82,004,855	2,875,214	108,414	-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: May 1, 2019	/s/ Cielo Hernandez
Cielo Hernandez
Senior Vice President and Chief Financial Officer